MASTER AGREEMENT

dated as of January 12, 2007

by and among

TMT CO., LTD.,

STAR BULK CARRIERS CORP.

and

STAR MARITIME ACQUISITION CORP.

relating to the purchase of
eight drybulk carriers

MASTER AGREEMENT

THIS MASTER AGREEMENT, dated as of January 12, 2007 (this “Agreement”), is made by and among TMT CO., LTD., a Taiwan corporation (the “Seller”), STAR BULK CARRIERS CORP., a Marshall Islands corporation (the “Buyer”), and STAR MARITIME ACQUISITION CORP., a Delaware corporation (“Star Maritime”).

WITNESSETH:

WHEREAS, the Seller and the Buyer desire to effect the transfer by the Seller's Vessel Owning Subsidiaries to the Buyer or its nominees of all of the Vessel Owning Subsidiaries' right, title and interest in and to the Vessels in accordance with the terms of the MOAs and the Supplemental Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions.

(a) Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Aggregate Purchase Price” means $345,237,520.

“Buyer Common Stock” means the common stock, par value $0.01 per share, of the Buyer.

“Cash Consideration” means $224,499.998.65.

“Effective Date of Merger” has the meaning set forth in the Supplemental Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Forecasted Annual Consolidated Revenue” means the forecasted annual Revenue of the Buyer, as shall be agreed between the Buyer and the Seller with reference to the Vessels' employment once arranged, in writing at or prior to the Effective Date of Merger.

“Memoranda of Agreement” or “MOAs” means the separate memoranda of agreement relating to the Vessels, each dated the date hereof, between the Buyer or its nominees and the Vessel Owning Subsidiaries, each of which are attached hereto as Exhibit A.

“Memorandum of Understanding” means the letter agreement dated November 23, 2006 by and between the Seller and Star Maritime.

“Merger” means the business combination of Star Maritime with the Buyer effected by way of a merger in which the Buyer is the surviving corporation and where the merger consideration consists of one share of Buyer Common Stock for each share of common stock of Star Maritime.

“NASD” shall mean the National Association of Securities Dealers, Inc., or any successor self regulatory organization.

“Registrable Securities” shall mean the Buyer Common Stock issued to and owned by the Seller, the Vessel Owning Subsidiaries or any Seller Affiliates (i) as the Stock Consideration and (ii) under Section 2(b) hereof.

“Registrable Securities Holder” shall mean any of the Seller, the Vessel Owning Subsidiaries or a Seller Affiliate holding the Registrable Securities.

“Revenue” means gross revenue of the Buyer and its consolidated subsidiaries which own and operate the Vessels, as determined under United States generally accepted accounting principles.

“SEC” or “Commission” means the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Seller Affiliates” shall mean any entity which is an “affiliate” of the Seller, as that term is defined under Rule 144 (in effect as of the date hereof) promulgated under the Securities Act.

“Stock Consideration” means 12,537,645 shares of Buyer Common Stock.

“Supplemental Agreement” means the agreement by and among Star Maritime, the Buyer and the Seller, dated the date hereof, relating to the purchase of the Vessels and attached hereto as Exhibit B.

“USD” or “$” means legal tender of the United States of America.

“Vessel” or “Vessels” means each of the vessels, and collectively, all of the vessels being sold pursuant to the MOAs listed in Schedule 3 of the Supplemental Agreement.

“Vessel Owning Subsidiaries” means the subsidiaries of the Seller that are party to the Memoranda of Agreement.

SECTION 2. Purchase Price: Earn-out.

(a) The Buyer or its subsidiary nominees shall purchase the Vessels for the Aggregate Purchase Price, which consists of two components: (1) the Stock Consideration and (2) the Cash Consideration. The Aggregate Purchase Price shall be paid in accordance with the terms and provisions of the Memoranda of Agreement and the Supplemental Agreement.

(b) In addition to the Aggregate Purchase Price:

(1) With respect to the short fiscal year of the Buyer commencing as of the Effective Date of Merger and ending on December 31, 2007, in the event that the Buyer achieves Revenue for such short fiscal year equal to or in excess of 80% of the Forecasted Annual Consolidated Revenue for such short fiscal year, then the Seller shall be entitled to receive, promptly following the Buyer's filing of its Annual Report on Form 20-F for such fiscal year, an additional 803,481 shares of Buyer Common Stock (which shall be issued no later than ten (10) business days following the filing of such Annual Report to the Seller, the Vessel Owning Subsidiaries and/or a Seller Affiliate, as directed by the Seller); plus

(2) With respect to the first full fiscal year of the Buyer following the Merger commencing on January 1, 2008 and ending on December 31, 2008, in the event that the Buyer achieves Revenue for such first full fiscal year equal to or in excess of 80% of the Forecasted Annual Consolidated Revenue for such first full fiscal year, then the Seller shall be entitled to receive, promptly following the Buyer's filing of its Annual Report on Form 20-F for such fiscal year, an additional 803,481 shares of Buyer Common Stock (which shall be issued no later than ten (10) business days following the filing of such Annual Report to the Seller, the Vessel Owning Subsidiaries or a Seller Affiliate, as directed by the Seller).

(c) In addition to the terms and provisions of the MOAs and the Supplemental Agreement, the Buyer's obligations hereunder shall also be subject to the Buyer obtaining debt financing in such amount as necessary in order for the Buyer to fund a portion of the Cash Consideration in excess of its cash-on-hand immediately following the Merger.

SECTION 3. Covenants of the Seller. Until the delivery of each of the Vessels, the Seller shall (and shall cause the Vessel Owning Subsidiaries, as applicable, to): (a) use its commercially reasonable efforts to: (i) prevent the Vessel Owning Subsidiaries from becoming insolvent (within the meaning of the U.S. Bankruptcy Code), (ii) continue to operate its business as it is currently conducted, (iii) retain ownership and possession of the Vessels (subject to any charters in respect of the Vessels) and (iv) forbear from creating any new liens, claims or encumbrances of any kind upon the Vessels or any other material assets of the Vessel Owning Subsidiaries (except, in each case, other than in the ordinary course of business and subject to any charters in respect of the Vessels) and (b) forbear from selling any interest in any Vessel Owning Subsidiary and cause each Vessel Owning Subsidiary to forbear from issuing any capital stock or other securities to, or making loans (other than in the ordinary course of its business) to, any person other than the Seller.

SECTION 4. Covenants of Star Maritime. Star Maritime shall use its commercially reasonable efforts to: (a) as soon as is reasonably practicable following the date hereof, file a registration/proxy statement on Form F-4 or S-4 with the SEC: (i) soliciting the vote of Star Maritime's stockholders in favor of the Merger and the purchase of the Vessels as contemplated hereby and (ii) subject to provisions of Section 5(a) below, registering the Registrable Securities with the SEC, (b) comply, and cause the Buyer and its Vessel purchasing nominees to comply with all other applicable rules and regulations of the SEC, (c) obtain, on behalf of itself, the Buyer and its Vessel purchasing nominees, all approvals, consents, exemptions or authorizations from such governmental agencies or authorities, and take all other actions, as may be necessary or reasonably appropriate in order to effect the Merger and transactions contemplated by this Agreement, the Supplemental Agreement and the MOAs.

SECTION 5. Registration Rights: Lock Up.

(a) Registration on Form F-4. Buyer shall include the Registrable Securities on Buyer's Registration Statement on Form F-4 or S-4 contemplated in Section 4(a) above to the extent that such inclusion would not, in Buyer's reasonable judgment after receiving written comments from the SEC that address the registration of the Registrable Securities, materially hinder or delay the Commission's declaration of effectiveness thereof.

(b) Required Shelf Registration. After receipt of a written request from the Seller, on behalf of itself or any Registrable Securities Holder, requesting that the Buyer effect a registration under the Securities Act covering all of the shares of the Registrable Securities then unregistered and outstanding, and specifying the holders and intended method or methods of disposition thereof, the Buyer shall promptly file with the SEC a registration statement covering the Registrable Securities and, as expeditiously as is possible, use its commercially reasonable efforts to effect the registration under the Securities Act of such shares for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered; provided, however, that the Buyer shall not be required to effect any such registrations pursuant to this Section 5(b) unless the Buyer shall be eligible at any time to file a registration statement on Form F-3 or S-3 (or other comparable short form) under the Securities Act. If, at any time after giving the written notice under this Section 5(b), the Seller shall notify the Buyer in writing that the Seller has determined for any reason not to proceed with the proposed offering, then the Buyer shall terminate such offering.

(c) Incidental Registration. (i) If, from and after the date that is one hundred and eighty (180) days following the Effective Date of Merger, the Buyer at any time proposes to file on its behalf and/or on behalf of any of its security holders other than any Registrable Securities Holder (the “demanding security holders”) a registration statement under the Securities Act on any form (other than a registration statement on Form F-4, S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Buyer pursuant to any employee benefit plan, respectively) for the general registration of securities, it will give written notice to all the Registrable Securities Holders at least thirty (30) days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Buyer or the demanding security holders. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as the Seller may request. The Seller shall be entitled to withdraw its request at any time before the time that the Registration Statement is declared effective and the offering has commenced.

(ii) The Seller shall advise Buyer in writing within ten (10) business days after the date of receipt of such offer from Buyer, setting forth the amount of such Registrable Securities for which registration is requested and the holders thereof. The Buyer shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to the next sentence, and shall use its commercially reasonable efforts to effect registration under the Securities Act of such shares. If a proposed public offering pursuant to this Section 5(c) is an underwritten offering, and if the managing underwriter thereof shall advise the Buyer in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Buyer or such demanding security holder would materially and adversely affect the distribution of such securities by the Buyer or such demanding security holder, then all selling security holders (including the demanding security holder who initially requested such registration) shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis, it being understood that the number of securities offered by the Buyer shall not be subject to any such pro rata reduction. Except as otherwise provided in Section 5(e), all expenses of such registration shall be borne by the Buyer.

(d) Registration Procedures. If the Buyer is required by the provisions of Section 5(b) or (c) to effect the registration of any of its securities under the Securities Act, the Buyer will, as expeditiously as possible:

(i) prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof (which period of time shall be no later than the period that the Registrable Securities Holders could sell or dispose the Registrable Securities without restrictions pursuant to Rule 144(k) promulgated under the Securities Act);

(ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until the such time as all of such securities have been fully disposed of;

(iii) furnish to all selling security holders (including the Registrable Securities Holders) such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

(iv) use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall request (provided, however, that the Buyer shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such registration statement;

(v) furnish, at the request of the selling Registrable Securities Holder(s), on the date that such shares of Registrable Securities are delivered to the underwriters for sale pursuant to a registration that is underwritten or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Securities becomes effective, (A) an opinion, dated such date, of the counsel representing the Buyer for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the selling Registrable Securities Holder(s), in customary form and covering matters of the type customarily covered in such legal opinions; and (B) a comfort letter dated such date, from the independent certified public accountants of the Buyer, addressed to the underwriters, if any, and the selling Registrable Securities Holder(s), in a customary form and covering matters of the type customarily covered by such comfort letters and as the they shall reasonably request;

(vi) enter into customary agreements (including an underwriting agreement in customary form, it being understood that any underwriting agreement entered into by the selling Registrable Securities Holder(s) with respect to an underwritten offering of Registrable Securities will impose customary indemnification obligations on the underwriter(s)) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

(vii) cooperate reasonably with any managing underwriter to effect the sale of Registrable Securities, including but not limited to attendance of the Buyer's executive officers at any planned “road show” presentations to the extent that such attendance does not unduly or unreasonably impact the performance of such officer's duties;

(viii) notify the selling Registrable Securities Holder(s) and the underwriter(s), if any, in writing at any time when the Buyer is aware that offering documents include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any selling Registrable Securities Holder or underwriter, prepare and furnish to such person(s) such reasonable number of copies of any amendment or supplement to the offering documents as may be necessary so that, as thereafter delivered to the purchasers of such shares, such offering documents would not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to deliver to purchasers of any other securities of the Buyer included in the offering copies of such offering documents as so amended or supplemented;

(ix) promptly notify the selling Registrable Securities Holder(s) of (A) the effectiveness of such offering documents, (B) the issuance by the Commission of an order suspending the effectiveness of the offering documents, or of the threat of any proceeding for that purpose, and (C) the suspension of the qualification of any securities to be included in the offering documents for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose; and

(x) cause all Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Buyer are then listed.

It shall be a condition precedent to the obligation of the Buyer to take any action pursuant to this Section 5 in respect of the securities which are to be registered at the request of the Registrable Securities Holder(s) that the Registrable Securities Holder(s) shall furnish to the Buyer such information regarding the securities held by the Registrable Securities Holder(s) and the intended method of disposition thereof as the Buyer shall reasonably request and as shall be required in connection with the action taken by the Buyer.

(e) Expenses. All expenses incurred in complying with this Section 5, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), all “road show” expenses incurred by the Buyer or the Registrable Securities Holder(s) and all applicable selling security holders, printing expenses, fees and disbursements of counsel for the Buyer, the reasonable fees and expenses of one counsel for the selling security holders (selected by those holding a majority of the shares being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 5(d)(iv), shall be paid by the Buyer, except that the Buyer shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by any applicable selling security holders, including the Registrable Securities Holders.

(f) Indemnification and Contribution.

(i) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Buyer shall indemnify and hold harmless the Registrable Securities Holders, their respective directors and officers, and each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls the Registrable Securities Holders or such participating person within the meaning of the Securities Act (collectively, the “Seller Indemnitees”) from and against any losses, claims, damages or liabilities, joint or several, to which a Seller Indemnitee may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or any alleged untrue statement of any material fact contained or incorporated by reference, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, any free writing prospectus or any amendment or supplement thereto, (ii) any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any other violation of any applicable securities laws, and in each of the foregoing circumstances shall pay for or reimburse the Seller Indemnitees for any legal or any other expenses reasonably incurred by all or any one of the Seller Indemnitees in connection with investigating or defending any such loss, claim, damage, liability or action; provided,however, that, with respect to any Seller Indemnitee, the Buyer shall not be liable in any such case to the extent that any such loss, claim, damage or liability has been found by a court of competent jurisdiction to have been based upon any actual untrue statement or actual omission made or incorporated by reference in such registration statement, preliminary prospectus, prospectus, free writing prospectus or any amendment or supplement thereto solely in reliance upon and in conformity with written information furnished to the Buyer by such Seller Indemnitee specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Seller Indemnitee, and shall survive the transfer of such securities by a Seller Indemnitee.

(ii) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Registrable Securities Holders, by acceptance hereof, agrees to indemnify and hold harmless the Buyer, its directors and officers and each other person, if any, who controls the Buyer within the meaning of the Securities Act and any other person (including each underwriter) who participated in the offering of such Registrable Securities (collectively, the “Buyer Indemnitees”) against any losses, claims, damages or liabilities, joint or several, to which the Buyer Indemnitees may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or any alleged untrue statement of any material fact contained or incorporated by reference, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, any free writing prospectus, or any amendment or supplement thereto, or (ii) any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in either case only to the extent that such untrue statement or omission is (A) made in reliance on and in conformity with any information furnished in writing by the Seller to the Buyer concerning the Seller specifically for inclusion in the registration statement, preliminary prospectus, prospectus, free writing prospectus or any amendment or supplement thereto relating to such offering, and (B) is not corrected by the Seller and distributed to the purchasers of shares within a reasonable period of time.

(iii) If the indemnification provided for in this Section 5 from an indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(iv) The parties hereto agree that it would not be just and equitable if contribution pursuant to Section 5(f)(iii) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g) Certain Limitations on Registration Rights. Notwithstanding the other provisions of this Section 5, the Buyer shall have the right to delay the filing or effectiveness of a registration statement required pursuant to Section 5(b) hereof during one or more periods aggregating not more than one hundred and twenty (120) days in any twelve-month period in the event that: (i) if counsel to the Buyer is of the opinion that the filing of such a registration statement would require the disclosure of material non-public information about the Buyer, the disclosure of which the Buyer believes, in good faith, could have a material adverse effect on the business or financial condition of the Buyer or (ii) the Buyer furnishes to the Seller or other holders requesting the filing of a registration statement, a certificate signed by the President or Chief Executive Officer of the Buyer stating that, in the good faith judgment of the Board of the Buyer, it would be seriously detrimental to the Buyer and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement.

(h) “Market Stand-Off" Agreement. The Seller (on behalf of itself and each Registrable Securities Holder) hereby agrees, in connection with any firm commitment, underwritten public offering by the Buyer of its securities, that it shall not, to the extent requested by the Buyer or an underwriter of such securities, sell or otherwise transfer or dispose of or engage in any other transaction regarding any Registrable Securities or other shares of the Buyer then owned by the Seller or any Registrable Securities Holder for a period not to exceed one hundred and eighty (180) days following the effective date of a registration statement of the Buyer filed under the Securities Act in connection with such firm commitment, underwritten public offering by the Buyer; provided, however, that the foregoing shall only be applicable if all executive officers and directors of the Buyer and holders of 5% or greater of the shares of the Buyer are required to enter into similar agreements, it being agreed that the “lock-up” period for Seller or any Registrable Securities Holder shall not to exceed the period applicable to such officers and directors and shareholders and shall in no event exceed one hundred and eighty (180) days following the effective date of such registration statement.

(i) Resale Exemptions; Reports Under Exchange Act. In order to permit the Seller to sell the Registrable Securities, if it so desires, pursuant to any applicable resale exemption under applicable securities laws and regulations, the Buyer will:

(i) comply with all rules and regulations of the Commission in connection with use of any such resale exemption;

(ii) make and keep available adequate and current public information regarding the Buyer;

(iii) file with the Commission in a timely manner, all reports and other documents required to be filed under the Securities Act, the Exchange Act, or other applicable securities laws and regulations;

(iv) furnish to the Registrable Securities Holders, upon written request, copies of annual reports required to be filed under the Exchange Act and other applicable securities laws and regulations; and

(v) furnish to the Registrable Securities Holders, upon written request (A) a copy of the most recent quarterly report of the Buyer and such other reports and documents filed by the Buyer with the Commission and (ii) such other information as may be reasonably required to permit the Registrable Securities Holders to sell pursuant to any applicable resale exemption under the Securities Act or other applicable securities law and regulations, if any.

(j) Lock-up. The Seller (on behalf of itself and each Registrable Securities Holder) hereby agrees that, without the prior written consent of the Buyer, it (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any of the Registrable Securities representing the Stock Consideration and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any of the Registrable Securities representing the Stock Consideration (in each case within the meaning of Section 16 of the Exchange Act), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of any of the Registrable Securities representing the Stock Consideration, whether or not such transaction is to be settled by delivery of Registrable Securities representing the Stock Consideration, other securities, cash or other consideration for a period of one hundred and eighty (180) days commencing on the date of issuance of Registrable Securities representing the Stock Consideration; provided, however, that, notwithstanding the foregoing, the Seller and the Vessel Owning Subsidiaries shall be permitted to transfer all or any portion of the Registrable Securities representing the Stock Consideration among themselves or to any Seller Affiliate; provided, further, that prior to any such transfer the transferor at its expense shall provide to the Buyer an opinion of counsel reasonably acceptable to the Buyer to the effect that that such transfer would not require registration under the Securities Act. The Seller hereby further agrees to cause each Registrable Securities Holder to enter into a lock-up agreement giving effect to the provisions of this Section 5(j) immediately upon such Registrable Securities Holder's acquisition of Registrable Securities representing the Stock Consideration.

(k) Termination. The rights granted under this Section 5 shall expire at such time as the Registrable Securities Holders collectively (i) hold less than five (5%) percent of the outstanding Buyer Common Stock, or (ii) are eligible to sell their Registrable Securities without restriction under Rule 144(k) promulgated under the Securities Act (it being agreed, for purposes of this Section 5(k)(ii), that the Buyer, upon the request of a Registrable Securities Holder and at its expense, shall provide to Buyer's transfer agent a legal opinion of its counsel regarding the ability of such holder to sell its Registrable Securities under Rule 144(k) and any appropriate legend removal instructions).

(1) Legends. The Seller hereby acknowledges and agrees that the Buyer shall legend the share certificates representing the Registrable Securities to reflect the restrictions on transfer contained in this Agreement and may issue to its transfer agent a stop transfer instruction in relation thereto. Such legend shall state:

THE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT BY THE REGISTERED HOLDER WITH THE COMPANY NOT TO SELL SUCH SHARES FOR A PERIOD OF 180 DAYS FOLLOWING THE DATE OF ISSUANCE OF THE SHARES.

SECTION 6. Director Nominees. Subject to satisfactory due diligence, including but not limited to, completion of Directors' & Officers' questionnaires, the Seller shall have the right to nominate and the Buyer and Star Maritime hereby agree to cause the appointment and election of two (2) members of the board of directors of the Buyer, it being understood and agreed that the initial nominees and directors (to be listed in the registration/proxy statement referred to in Section 4(a) hereof) shall be Mr. Nobu Su and Mr. Peter Espig, each of whom shall serve upon the Effective Date of Merger for one (1) year therefrom in the case of Mr. Nobu Su and for two (2) years therefrom in the case of Mr. Peter Espig or until their successors have been duly elected and qualified. For so long as Mr. Nobu Su serves on the board of directors of the Buyer, he shall receive the title of non-executive Co-Chairman of the Buyer.

SECTION 7. Third Party Agreements. The Buyer or any of its subsidiaries or affiliates may enter into agreements to purchase vessels and other assets other than the Vessels. This Master Agreement shall in no way restrict or prohibit the Buyer or its subsidiaries or affiliates from negotiating or completing such transactions. The Seller or any of its subsidiaries or affiliates may enter into agreements relating to vessels or other assets other than the Vessels; provided that, in no event shall the Seller or any of its subsidiaries enter into any agreements, negotiations or transactions that would materially adversely affect the obligations of the Seller or any of its Vessel Owning Subsidiaries hereunder.

SECTION 8. Representations and Warranties of the Seller. The Seller (on behalf of itself and, with respect to the representations and warranties contained in subsections (e) through (h), each Registrable Securities Holder) hereby makes the following representations and warranties to the Buyer and Star Maritime:

(a) it is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it under this Agreement;

(b) this Agreement has been duly authorized, executed and delivered by it, and constitutes its valid, legal and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights in general or by general principles of equity whether considered in a proceeding at law or equity;

(c) its execution and delivery of, the performance and incurrence by it of its obligations and liabilities under, and the consummation by it of the other transactions contemplated by, this Agreement do not and will not (i) violate any provision of its organizational documents, (ii) violate any applicable law, rule or regulation, (iii) violate any order, writ, injunction or decree of any court or governmental or regulatory authority or agency or any arbitral award applicable to it or its affiliates or (iv) subject to the consent of applicable charterers of the Vessels, result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which it is a party or by which it is bound or to which it is subject, or result in the creation or imposition of any lien upon any property of it pursuant to the terms of any such agreement or instrument, in the case of (i), (ii), (iii) or (iv) which could have a material adverse effect on the transactions contemplated hereby;

(d) there are no legal or governmental actions, suits or proceedings pending or, to its knowledge, threatened against it before any court, administrative agency or tribunal which, if determined adversely to it, could reasonably be expected to adversely affect the ability of it to perform its obligations under this Agreement;

(e) it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act;

(f) it has received or has had full access to all the information it considers necessary or appropriate to make an informed decision with respect to the acquisition of Buyer Common Stock;

(g) the Buyer Common Stock being acquired by it are being acquired for its own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act; and

(h) it understands that (i) the shares of Buyer Common Stock have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, (ii) the shares of Buyer Common Stock must be held indefinitely (subject, however, to the Buyer's obligation to effect the registration of registrable securities in accordance with Section 5 hereof) unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and (iii) the shares of Buyer Common Stock will bear the legend to such effect set forth in Section 5(1) hereof.

SECTION 9. Representations and Warranties of the Buyer. The Buyer makes the following representations and warranties to the Seller and Star Maritime:

(a) it is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it under this Agreement;

(b) this Agreement has been duly authorized, executed and delivered by it, and constitutes its valid, legal and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights in general or by general principles of equity whether considered in a proceeding at law or equity;

(c) its execution and delivery of, the performance and incurrence by it of its obligations and liabilities under, and the consummation by it of the other transactions contemplated by, this Agreement do not and will not (i) violate any provision of its organizational documents, (ii) violate any applicable law, rule or regulation, (iii) violate any order, writ, injunction or decree of any court or governmental or regulatory authority or agency or any arbitral award applicable to it or its affiliates or (iv) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which it is a party or by which it is bound or to which it is subject, or result in the creation or imposition of any lien upon any property of it pursuant to the terms of any such agreement or instrument, in the case of (i), (ii), (iii) or (iv) which could have a material adverse effect on the transactions contemplated hereby; and

(d) there are no legal or governmental actions, suits or proceedings pending or, to its actual knowledge, threatened against it before any court, administrative agency or tribunal which, if determined adversely to it, could reasonably be expected to adversely affect the ability of it to perform its obligations under this Agreement.

SECTION 10. Representations and Warranties of Star Maritime. Star Maritime makes the following representations and warranties to the Seller and the Buyer:

(a) it is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it under this Agreement;

(b) this Agreement has been duly authorized, executed and delivered by it, and constitutes its valid, legal and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights in general or by general principles of equity whether considered in a proceeding at law or equity;

(c) its execution and delivery of, the performance and incurrence by it of its obligations and liabilities under, and the consummation by it of the other transactions contemplated by, this Agreement do not and will not (i) violate any provision of its organizational documents, (ii) violate any applicable law, rule or regulation, (iii) violate any order, writ, injunction or decree of any court or governmental or regulatory authority or agency or any arbitral award applicable to it or its affiliates or (iv) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which it is a party or by which it is bound or to which it is subject, or result in the creation or imposition of any lien upon any property of it pursuant to the terms of any such agreement or instrument, in the case of (i), (ii), (iii) or (iv) which could have a material adverse effect on the transactions contemplated hereby; and

(d) there are no legal or governmental actions, suits or proceedings pending or, to its actual knowledge, threatened against it before any court, administrative agency or tribunal which, if determined adversely to it, could reasonably be expected to adversely affect the ability of it to perform its obligations under this Agreement.

SECTION 11. Conditions Precedent to the Obligations of the Seller. The obligation of the Seller and the Vessel Owning Subsidiaries to sell and deliver the Vessels to the Buyer is subject to the satisfaction or waiver of the following conditions, which conditions are intended wholly for the benefit of the Seller and the applicable Vessel Owning Subsidiary (with respect to each Vessel):

(a) Due Authorization, Execution and Delivery. This Agreement shall have been duly authorized, executed and delivered by the Buyer and Star Maritime, shall be in full force and effect and executed counterparts thereof shall have been delivered to the Seller;

(b) Representations and Warranties. The representations and warranties of the Buyer and Star Maritime contained in this Agreement shall be true and correct;

(c) Illegality. The performance of the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement shall not, in the reasonable judgment of the Seller, violate, and shall not subject the Seller, any Vessel Owning Subsidiary or any Seller Affiliate to any material penalty or liability under, any law, rule or regulation binding upon any of them;

(d) No Proceedings. No legal or governmental action, suit or proceeding shall have been instituted or threatened before any court, administrative agency or tribunal, nor shall any order, judgment or decree have been issued or proposed to be issued by any court, administrative agency or tribunal, to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby.

(e) Performance of Obligations. Star Maritime, the Buyer and Buyer's Vessel purchasing nominees shall have performed all obligations required of them under this Agreement, the Supplemental Agreement and the MOAs in all material respects.

SECTION 12. Conditions Precedent to the Obligations of the Buyer. The obligation of the Buyer to purchase the Vessels from the Seller or the Vessel Owning Subsidiaries is subject to the satisfaction or waiver of the following conditions, which conditions are intended wholly for the benefit of the Buyer:

(a) Due Authorization. Execution and Delivery. This Agreement shall have been duly authorized, executed and delivered by the Seller, shall be in full force and effect and executed counterparts thereof shall have been delivered to the Buyer;

(b) Representations and Warranties. The representations and warranties of the Seller contained in this Agreement shall be true and correct;

(c) Illegality. The performance of the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement shall not, in the reasonable judgment of the Buyer, violate, and shall not subject the Buyer to any material penalty or liability under, any law, rule or regulation binding upon the Buyer;

(d) No Proceedings. No legal or governmental action, suit or proceeding shall have been instituted or threatened before any court, administrative agency or tribunal, nor shall any order, judgment or decree have been issued or proposed to be issued by any court, administrative agency or tribunal, to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby.

(e) Performance of Obligations. The Seller and each Vessel Owning Subsidiary shall have performed all obligations required of them under this Agreement, the Supplemental Agreement and the MOAs in all material respects.

SECTION 13. Further Assurances and Other Matters. Each of the Seller, the Buyer and Star Maritime agrees, upon the request of the other party, at any time and from time to time, promptly to execute and deliver all such further documents, promptly to take and forbear from all such action, and obtain all approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary or reasonably appropriate in order to effect the Merger and more effectively confirm or carry out the provisions of this Agreement and the other documents entered into in connection herewith.

SECTION 14. Term and Termination. This Agreement shall terminate and be of no further force and effect: (i) upon satisfaction or waiver of all obligations of all parties arising under this Agreement, the Supplemental Agreement and the MOAs or (ii) in the event that the stockholders of Star Maritime do not approve the Merger or the sale and purchase of the Vessels as contemplated by this Agreement, the Supplemental Agreement and the MOAs, provided, however that Sections 6, 7 and 15 hereof shall survive the termination of this Agreement and remain in full force and effect if such termination is as a result of satisfaction or waiver of all obligations of all parties arising under the MOAs.

SECTION 15. Miscellaneous.

(a) Termination of Memorandum of Understanding. The Memorandum of Understanding is hereby terminated and of no force and effect.

(b) Notices. All notices provided hereunder shall be given in writing and either delivered personally or by overnight courier service or sent by certified mail, return receipt requested, or by facsimile transmission, if to the Buyer, to:

Star Bulk Carriers Corp.
c/o Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004

Attention:         Derick Betts, Esq.
Robert E. Lustrin, Esq.
Fax No:            +1(212) 480-8421

if to Star Maritime, to:

Star Bulk Carriers Corp.
c/o Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
Attention:         Derick Betts, Esq.
Robert E. Lustrin, Esq.
Fax No:             +1 (212) 480-8421

if to the Seller to:

TMT Co., Ltd.
8F., No. 126, Sec. 1, Jianguo No. Rd.
Jhongshan District, Taipei City 104
Taiwan, R.O.C.
Attention: Peter Espig
Fax No.: +866-2-2509-5628

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
370 Lexington Avenue
New York, NY 10017
Attention: Douglas S. Ellenoff, Esq.
Fax No.: (212) 370-7889

or to such other address as the parties shall from time to time designate in writing. Any notice delivered personally or by fax shall be deemed given upon receipt (with confirmation of receipt required in the case of fax transmissions); any notice given by overnight courier shall be deemed given on the next business day after delivery to the overnight courier; and any notice given by certified mail shall be deemed given upon the second business day after certification thereof.

(c) Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles. Any action or proceeding (other than with respect to disputes under the MOAs and the Supplemental Agreement, which shall be subject to the dispute resolution provisions thereof) seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against the parties hereto or thereto in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement.

(d) Survival of Representations and Warranties. All representations and warranties contained herein shall survive any termination of this Agreement for a period of two (2) years.

(e) Headings. Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

(f) Severabilitv. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(g) Amendments in Writing. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, or any consent to any departure by each of the Seller, the Buyer or Star Maritime from any provision hereof, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the parties hereto.

(h) Expenses. Each party shall be responsible for its own expenses in connection with the preparation, negotiation, execution and delivery of the MOAs, the Supplemental Agreement and this Agreement; provided, however, that regardless of whether this Agreement or the transactions contemplated hereby are terminated, Star Maritime shall pay for or reimburse the Seller for all reasonable fees and expenses of its legal counsel in connection with the preparation, negotiation, execution and delivery of the MOAs, the Supplemental Agreement and this Agreement up to $25,000. The Buyer shall also be responsible for all the reasonable expenses of the Seller in connection with soliciting the stockholders vote in favor of, and the approval of, the Merger and transactions contemplated in this Agreement, the MOAs and the Supplemental Agreement, including all “road show,” travel and lodging expenses, all reasonable fees and expenses of legal counsel, accountants and other advisors and consultants of the Seller.

(i) Execution in Counterparts. This Agreement and any amendment, waiver or consent hereto may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. All such counterparts may be delivered among the parties hereto by facsimile or other electronic transmission, which shall not affect the validity thereof.

(j) Entire Agreement. This Agreement and the other documents referred to herein or therein, on and as of the date hereof, constitute the entire agreement of the parties hereto with respect to the subject matter hereof or thereof, and all prior or contemporaneous understandings or agreements, whether written or oral between the parties hereto with respect to such subject matter (including, without limitation, the Memorandum of Understanding) are hereby superseded in their entirety.

(k) Exhibits and Schedules. The exhibits attached hereto or any schedules referenced in this Agreement are incorporated by reference herein and shall have the same force and effect with respect to the provisions set forth therein as though fully set forth in this Agreement.

(l) Successors and Assigns. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and assigns; provided, that, except for permitted transferees of Registrable Securities, who shall be entitled to the benefits of Section 5 hereof, none of the Buyer, the Seller or Star Maritime may assign any of its obligations hereunder without the prior written consent of the other party.

(m) Third-Party Beneficiaries. The Buyer and Star Maritime hereby acknowledge and agree that each Vessel Owning Subsidiary shall be a third party beneficiary of the obligations of the Buyer and Star Maritime under this Agreement and each Registrable Security Holder, other than the Seller and each Vessel Owning Subsidiary, shall be a third party beneficiary only with respect to Section 5 of this Agreement and all such entities shall be entitled to enforce such obligations directly against the Buyer and Star Maritime as if they were a party hereto.

(n) Non Waiver. Any failure at any time of either party to enforce any provision of this Agreement shall neither constitute a waiver of such provision nor prejudice the right of any party hereto to enforce such provision at any subsequent time.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and date first above written.

TMT CO., LTD. for itself individually and for/on behalf of each of the Vessel Owning Subsidiaries and the Registrable Security Hotders

By:	Nobu Su
Name: Nobu Su Title: Chairman and Chief Executive Officer

STAR BULK CARRIERS CORP., for itself individually and for/on behalf of each of its nominees

By:	/s/ Prokopios Tsirigakis
Name: Prokopios Tsirigakis Title: President

STAR MARITIME ACQUISITION CORP.

By:	/s/ Prokopios Tsirigakis
Name: Prokopios Tsirigakis Title: Chairman, Chief Executive Officer and President

Exhibit A

MEMORANDA OF AGREEMENT

[Attached]

Exhibit B

SUPPLEMENTAL AGREEMENT

[Attached]

AMENDMENT TO MASTER AGREEMENT

TMT CO., LTD., a Taiwan corporation (the “Seller”), STAR BULK CARRIERS CORP., a Marshall Islands corporation (the “Buyer”), and STAR MARITIME ACQUISITION CORP., a Delaware corporation (“Star Maritime”), hereby amend the MASTER AGREEMENT dated as of January 12, 2007 (the “Master Agreement”) by and among the Seller, the Buyer and Star Maritime, as follows:

1.	The definition of the term “Forecasted Annual Consolidated Revenue” contained in Section 1 of the Master Agreement is hereby amended in its entirety to read as follows:

“Forecasted Annual Consolidated Revenue” shall mean: (a) for purposes of Section 2(b)(1) of this Agreement (i) if the Effective Date of Merger occurs on or prior to June 30, 2007, an amount equal to $40 million, or (ii) if the Effective Date of Merger occurs after June 30, 2007, an amount equal to the product of (A) $40 million and (B) the ratio, expressed as a percentage, of the number of days from the Effective Date of Merger to December 31, 2007 over 180; and (b) for purposes of Section 2(b)(2) of this Agreement, $90 million.

2.
All capitalized terms used herein shall have the meanings assigned to them in the Master Agreement, unless defined herein or the context otherwise requires. To the extent that this amendment conflicts with the Master Agreement, this amendment shall govern. Except as amended hereby, all of the provisions of the Master Agreement shall remain and continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Master Agreement to be executed as of February 28, 2007.

TMT CO., LTD. for itself individually and for/on behalf of each of the Vessel Owning Subsidiaries and the Registrable Security Holders

By: /s/ Nobu Su
Name: Nobu Su
Title: Chairman and Chief Executive Officer

STAR BULK CARRIERS CORP., for itself individually and for/on behalf of each of its nominees

By: /s/ Prokopios Tsirigakis
Name: Prokopios Tsirigakis
Title: President, CEO

STAR MARITIME ACQUISITION CORP.

By: /s/ Prokopios Tsirigakis
Name: Prokopios Tsirigakis
Title: President, CEO